UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2021

CARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36279	75-3175693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Stamford Plaza 107 Elm Street, 9th Floor Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (203) 406-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CARA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐.

Item 7.01.	Regulation FD Disclosure.

On April 29, 2021, Cara Therapeutics, Inc. (the “Company”) issued a press release (the “Press Release”) announcing topline results from its KARE Phase 2 dose-ranging clinical trial of Oral KORSUVA™ (difelikefalin tablets) for the treatment of moderate-to-severe pruritus in mild-to-severe atopic dermatitis (“AD”) patients. The Company will hold a conference call to discuss the results at 8:00 a.m. ET on April 29, 2021. A copy of the Press Release and the presentation to be discussed on the conference call are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, regardless of any general incorporation language in such filing.

Item 8.01.	Other Information.

On April 29, 2021, the Company issued the Press Release announcing topline results from its KARE Phase 2 dose-ranging clinical trial of Oral KORSUVA™ (difelikefalin tablets) for the treatment of moderate-to-severe pruritus in mild-to-severe AD patients.

The KARE Phase 2 trial was a randomized, double-blind, placebo-controlled study designed to evaluate the efficacy and safety of Oral KORSUVA for moderate-to-severe pruritus in 401 adult subjects with AD. Patients were stratified across treatment groups by disease severity. KARE enrolled 64% of patients characterized as mild-to-moderate (BSA<10%) and 36% falling into the moderate-to-severe category (BSA>10%). Subjects were randomized to three tablet strengths of Oral KORSUVA: 0.25 mg, 0.5 mg and 1 mg taken twice daily (BID) versus placebo for 12 weeks followed by 4 weeks of an active extension phase. A prespecified interim conditional power assessment was conducted after approximately 50% of the originally targeted patient number completed the designated 12-week treatment period. Based on the Independent Data Monitoring Committee’s recommendation, the sample size for the 0.5 mg dose and placebo groups was increased by approximately 60%, respectively.

Primary Efficacy Endpoint

•	KARE’s primary efficacy endpoint was change from baseline in the weekly mean of the daily 24-hour Itch numerical rating scale (“NRS”) score at week 12 of the treatment period. Although no dose group met this endpoint, a statistically significant improvement from baseline was evident as early as week 1 for the 1 mg dose group, which was sustained through 75% of the treatment period.

•	In a prespecified analysis, a statistically significant change in the primary efficacy endpoint was observed in the mild-to-moderate (BSA<10%) patient population (p=0.036, All doses versus placebo) which was evident at week 1 and sustained through the treatment period.

Key Secondary Endpoint

•	The key secondary endpoint for KARE was the assessment of the proportion of patients achieving an improvement from baseline of ≥4 points with respect to the weekly mean of the daily 24-hour Itch NRS score at week 12 (4-point Responder Analysis). No dose group met this endpoint for the ITT population.

•	Prespecified analysis by disease severity indicated a statistically significant improvement in the 4-point Responder Analysis in the mild-to-moderate (BSA<10%) patient population with 32% of KORSUVA-treated patients achieving a ≥4 point reduction in NRS at Week 12 versus 19% in the placebo group (p=0.033, All doses versus placebo). A statistically significant improvement was also achieved for the 0.5 mg dose (p=0.046, 0.5 mg versus placebo).

Safety and Tolerability

•	Oral KORSUVA was generally well-tolerated across all doses. Overall, the incidence of treatment-emergent adverse events (“AEs”) was generally similar across KORSUVA and placebo groups. The most common treatment-emergent AEs reported in >5% of patients in any KORSUVA group and greater than placebo were abdominal pain, nausea, dry mouth, headache, dizziness and hypertension (5/77 patients in 1 mg dose group; 4/5 of patients had documented prior history of hypertension at enrollment).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 29, 2021
99.2	Presentation, dated April 29, 2021
104	Cover page interactive data file (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARA THERAPEUTICS, INC.

By:	/s/ THOMAS REILLY
Thomas Reilly
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: April 29, 2021

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